Exhibit 99.3
CRAFT BREWERS ALLIANCE, INC.
PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Unaudited)
     The following unaudited pro forma condensed combined balance sheet data as of June 30, 2010, and the unaudited pro forma condensed combined statements of operations data for the year ended December 31, 2009, and for the six months ended June 30, 2010, are derived from the consolidated financial statements of Craft Brewers Alliance, Inc. (the “Company”) and Kona Brewing Co., Inc. (“KBC”) and give effect to the merger of KBC and related entities into the Company (the “Merger”). The unaudited pro forma condensed combined balance sheet data are presented as if the Merger had occurred as of June 30, 2010, and the unaudited pro forma condensed combined statements of operations data are presented as if the Merger had occurred on January 1, 2009.
     The Merger has been accounted for using the acquisition method of accounting and, accordingly, the identifiable assets acquired and liabilities assumed are measured and recognized at their fair values at the acquisition date. The excess of the consideration transferred over the fair value of the identifiable net assets acquired is recognized as goodwill. The estimated fair values of the assets acquired and liabilities assumed in the unaudited pro forma condensed combined financial information are based upon preliminary estimates and assumptions. These preliminary estimates and assumptions could change significantly during the measurement period as the Company finalizes the valuations of the net tangible assets and intangible assets acquired and liabilities assumed. Any change could result in material variances between the Company’s future financial results and the amounts presented in this unaudited condensed combined financial information, including variances in fair values recorded, as well as expenses associated with these items.
     The unaudited pro forma condensed combined information is for illustrative purposes only and does not purport to represent what the Company’s actual results would have been if the Merger had been completed as of the date indicated above or that may be achieved in the future. The unaudited pro forma condensed combined statements of operations do not include the effects of cost savings, if any, from operating efficiencies and synergies that may result from the Merger.
     The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with (i) the Company’s historical financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its quarterly report on Form 10-Q for the quarter ended September 30, 2010, and (ii) the consolidated financial statements of KBC included as Exhibit 99.1 and Exhibit 99.2 to this current report on Form 8-K/A (amending the current report on Form 8-K filed on October 6, 2010).

CRAFT BREWERS ALLIANCE, INC.
PRO FORMA CONDENSED COMBINED
CONSOLIDATED BALANCE SHEET (Unaudited)
AS OF JUNE 30, 2010

	Historical		Pro Forma
	Craft Brewers	Kona Brewing			Combined
	Alliance, Inc.	Co., Inc.	Adjustments		Entities
		(Dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$11	$1,516	$—	(b,c)	$1,527
Accounts receivable, net	15,544	3,537	(6,336	) (e)	12,745
Inventories	9,242	715	—		9,957
Marketable securities available-for-sale	—	775	(775	) (a)	—
Income tax receivable	—	73	—		73
Deferred income tax asset, net	991	—	—		991
Other current assets	2,208	278	—		2,486

Total current assets	27,996	6,894	(7,111)		27,779
Property, equipment and leasehold improvements, net	95,221	3,131	723	(c)	99,075
Equity investments	6,105	—	(1,182	) (d)	4,923
Intangible and other assets, net	12,802	26	5,014	(c)	17,842
Goodwill	—	—	12,346	(c)	12,346
Deferred income tax assets	—	95	—		95

Total assets	$142,124	$10,146	$9,790		$162,060

LIABILITIES AND COMMON STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,676	$2,614	$(5,584	) (e)	$15,706
Accrued salaries, wages, severance and payroll taxes	3,321	721	—		4,042
Refundable deposits	5,854	74	—		5,928
Other accrued expenses	1,948	1,569	(752	) (e)	2,765
Deferred income tax liabilities	—	308	(239	) (a)	69
Current portion of debt and capital lease obligations	1,526	11	—		1,537

Total current liabilities	31,325	5,297	(6,575)		30,047

Long-term debt and capital lease obligations, net	18,774	1,093	6,239	(b)	26,106
Fair value of derivative financial instruments	976	—	—		976
Deferred income tax liability, net	8,108	—	2,167	(c)	10,275
Other liabilities	377	13	—		390
Common stockholders’ equity:
Common stock	85	3	5	(c)	93
Additional paid-in capital	122,779	1,697	9,997	(a,c,d)	134,473
Accumulated other comprehensive gain (loss)	(586)	386	(386	) (a)	(586)
Retained earnings (deficit)	(39,714)	1,222	(1,222	) (c,d)	(39,714)
Noncontrolling interest in subsidiary	—	435	(435	) (d)	—

Total common stockholders’ equity	82,564	3,743	7,959		94,266

Total liabilities and common stockholders’ equity	$142,124	$10,146	$9,790		$162,060

See notes to unaudited pro forma condensed combined financial information.

CRAFT BREWERS ALLIANCE, INC.
PRO FORMA CONDENSED COMBINED
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
FOR THE YEAR ENDED DECEMBER 31, 2009

	Historical		Pro Forma
	Craft Brewers	Kona Brewing			Combined
	Alliance, Inc.	Co., Inc.	Adjustments		Entities
	(In thousands, except per share data)
Net sales	$123,109	$25,157	$(27,809	) (f, g)	$120,457
Cost of sales	95,349	16,685	(26,740	) (f, g, h)	85,294

Gross profit	27,760	8,472	(1,069)		35,163
Selling, general and administrative expenses	25,188	7,257	(191	) (h)	32,254
Merger-related expenses	225	—	—		225

Operating income	2,347	1,215	(878)		2,684
Income from equity investments	552	—	(111	) (j)	441
Interest expense	(2,139)	(35)	(78	) (i)	(2,252)
Interest and other income, net	313	14	—		327

Income before income taxes	1,073	1,194	(1,067)		1,200
Income tax provision	186	393	(343	) (k)	236
Net income attributable to noncontrolling interest	—	185	(185	) (j)	—

Net income	$887	$616	$(539)		$964

Basic and diluted earnings per share	$0.05				$0.05

Weighted average number of shares of common stock outstanding:
Basic	17,004		1,667	(l)	18,671

Diluted	17,041		1,667	(l)	18,708

See notes to unaudited pro forma condensed combined financial information.

CRAFT BREWERS ALLIANCE, INC.
PRO FORMA CONDENSED COMBINED
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
FOR THE SIX MONTHS ENDED JUNE 30, 2010

	Historical		Pro Forma
	Craft Brewers	Kona Brewing			Combined
	Alliance, Inc.	Co., Inc.	Adjustments		Entities
	(In thousands, except per share data)
Net sales	$64,691	$13,383	$(15,073	) (f, g)	$63,001
Cost of sales	47,446	8,927	(14,528	) (f, g, h)	41,845

Gross profit	17,245	4,456	(545)		21,156
Selling, general and administrative expenses	13,750	3,878	(95	) (h)	17,533

Operating income	3,495	578	(450)		3,623
Income from equity investments	423	—	(45	) (j)	378
Interest expense	(808)	(21)	(39	) (i)	(868)
Interest and other income, net	128	3	—		131

Income before income taxes	3,238	560	(534)		3,264
Income tax provision	1,295	235	(225	) (k)	1,305
Net income attributable to noncontrolling interest	—	38	(38	) (j)	—

Net income	$1,943	$287	$(271)		$1,959

Basic and diluted earnings per share	$0.11				$0.10

Weighted average number of shares of common stock outstanding:
Basic	17,079		1,667	(l)	18,746

Diluted	17,113		1,667	(l)	18,780

See notes to unaudited pro forma condensed combined financial information.

CRAFT BREWERS ALLIANCE, INC.
NOTES TO PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Unaudited)
     1. Merger with Kona Brewing Co., Inc. and Related Entities
     On October 1, 2010 (the “effective date”), the Company completed its acquisition of Kona Brewing Co., Inc. (“KBC”) and related entities (“Merger”), pursuant to an agreement and plan of merger dated July 31, 2010 (the “Merger Agreement”). The Merger Agreement was filed by the Company with the SEC as Exhibit 2.1 to a Current Report on Form 8-K filed August 3, 2010.
     As of the effective date, the Company acquired all outstanding shares of KBC common stock in exchange for aggregate consideration of approximately $17.8 million (the “Merger Consideration”), which was comprised of approximately $6.1 million in cash and the balance (approximately $11.7 million) in the form of 1,667,000 shares of the Company’s common stock based on the value of such shares as of the effective date. On December 1, 2010, the cash component of the Merger Consideration was increased by $123,000 based on the verification by the parties of the final balance sheet of KBC, including its working capital position, bringing the total consideration to $17.9 million.
     The Company believes that the combined entity is able to secure advantages beyond those that had already been achieved in its long-term strategic relationship with KBC in supporting KBC's brand family of products. This acquisition increases the breadth and variety of the Company's brand offerings, creating favorable selling opportunities in a greater number of lucrative markets.
     The Merger was accounted for using the acquisition method of accounting for business combinations, which requires an acquirer to recognize the assets acquired and liabilities assumed at the acquisition date at their fair values as of that date. The excess of the consideration transferred over the fair value of net assets acquired is recognized as goodwill. The following table summarizes the consideration transferred to acquire KBC (in thousands):

Fair value of the Company’s common stock issued	$11,702
Cash consideration paid	6,239

Total consideration transferred	$17,941

      The fair value of the Company's common stock issued was computed by multiplying the number of shares of common stock issued by the Company to the KBC shareholders pursuant to the Merger times $7.02, the closing price of the Company's common stock as reported by Nasdaq as of the effective date.

CRAFT BREWERS ALLIANCE, INC.
NOTES TO PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Unaudited) (continued)
      The amounts in the table below have been developed based on preliminary estimates of fair value using the historical financial statements of KBC as of June 30, 2010. The following table summarizes the preliminary amounts of the assets acquired and liabilities assumed (in thousands):

KBC assets acquired and liabilities assumed:
Current assets	$6,119
Property, equipment and leasehold improvements	3,854
Trade name and trademarks	4,600
Intangible assets — non-compete agreements	440

Total assets acquired	15,013

Current liabilities	(5,058)
Interest bearing liabilities	(1,093)
Deferred income tax liability, net and other noncurrent liabilities	(2,085)

Total liabilities assumed	(8,236)

Net assets acquired	6,777

Excess of purchase price over net assets acquired	11,164
Plus adjustments to Company assets and liabilities:
Elimination of investment in KBC	1,182

Goodwill recorded	$12,346

     The Company is in the process of finalizing the third-party valuations that were used to estimate the fair value of the property, equipment and leasehold improvements as well as of the trade names and other intangible assets. Additionally, the Company has not finalized its fair value estimates of accounts receivable, deferred taxes, inventories and other identified rights, assets acquired and liabilities assumed. Therefore, the preliminary estimates in the table above are subject to change. The actual amounts recorded for assets acquired and liabilities assumed as of the effective date may differ from the pro forma amounts presented.

Identifiable intangible assets acquired and their estimated economic lives are:
Trade name and trademarks	Indefinite
Non-compete agreements	3 years
     The Merger was structured as a stock purchase therefore the values assigned to the trade name and trademarks, non-compete agreements and goodwill are not deductible for tax purposes.
     2. Basis of Pro Forma Presentation
     The unaudited pro forma condensed combined balance sheet data are presented as if the Merger had occurred as of June 30, 2010. The unaudited pro forma condensed combined statements of operations data are presented as if the Merger had occurred on January 1, 2009.

CRAFT BREWERS ALLIANCE, INC.
NOTES TO PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Unaudited) (continued)
     The unaudited pro forma results of operations data are derived from the consolidated financial statements of the Company and KBC and reflect pro forma adjustments relating to the Merger and associated borrowing that are of a recurring nature consisting of pro forma amortization of intangible assets, primarily non-compete agreements, and pro forma effects for increased excise taxes associated with the loss of the lower rate benefit to KBC as a separate company, and of interest expense on the associated borrowing. The unaudited pro forma results of operations data are being furnished solely for informational purposes and are not intended to represent or be indicative of the consolidated results of operations that the Company would have reported had the Merger and related transactions been completed as of the dates and for the periods presented, nor are they necessarily indicative of future results.
     3. Pro Forma Adjustments
     The unaudited pro forma condensed combined financial information gives effect to fair value adjustments attributed to the Merger and the related borrowing of $6.2 million by the Company under the Company’s revolving line of credit. Such adjustments are preliminary and subject to change.
     The unaudited pro forma condensed combined financial statements do not include the effects of operating efficiencies or cost savings, if any, that may be achieved or acquisition and integration expenses.
     The pro forma adjustments to the unaudited condensed combined pro forma balance sheet data as of June 30, 2010:
(a)	Remove marketable securities, comprised of 168,431 shares of the Company’s common stock, as these shares were transferred to the KBC shareholders prior to closing pursuant to the Merger Agreement.

(b)	Reflect borrowing of $6.2 million under the Company’s revolving line of credit used to fund a portion of the Merger Consideration.

(c)	Record consideration transferred of $17.9 million by the Company to the KBC shareholders. Recognize the identifiable assets acquired and liabilities assumed of their estimated fair values. Record the estimated fair value of intangible assets acquired including trademarks and trade names totaling $4.6 million, non-compete agreements totaling $440,000 and goodwill of $12.3 million as of June 30, 2010.

(d)	Record elimination of the Company’s investment in KBC.

(e)	Record elimination of the intercompany receivables and payables balances outstanding between the Company and KBC as of June 30, 2010.

CRAFT BREWERS ALLIANCE, INC.
NOTES TO PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Unaudited) (continued)
          The pro forma adjustments to the unaudited pro forma condensed combined statements of operations data for the year ended December 31, 2009, and for the six months ended June 30, 2010, are of a recurring nature:
(f)	Eliminate sales and costs for services provided under an alternating proprietorship brewing agreement between the Company and KBC and sales and cost of sales of Kona-branded beer made by KBC to the Company.

(g)	Record additional excise taxes accrued for the applicable period due to loss of lower rate benefit to KBC as a separate company.

(h)	Record depreciation expense associated with the difference in basis of the fair value of the fixed assets acquired and their recorded values, and amortization expense for the non-compete agreements acquired in the Merger based on a straight-line method.

(i)	Record interest expense related to the borrowing of $6.2 million under the Company’s revolving line of credit used to fund a portion of the Merger Consideration, based on current rates at the time of the borrowing. The impact of an increase in the interest rate of 1/8 of 1% would be to increase pro forma interest expense by approximately $8,000 annually.

(j)	Eliminate the Company’s income from equity investment in KBC.

(k)	The pro forma provision (benefit) for income taxes is based on the tax effect of the pro forma adjustments.

(l)	Reflect the weighted average shares outstanding including the 1,667,000 shares issued as part of the Merger Consideration assuming they were issued on January 1, 2009.